Exhibit 99.1

Butterfly Network Reports First Quarter 2023 Financial Results

Reports revenue in-line with guidance while reducing cash operating expense by 30%

Burlington, MA, and New York, NY, May 11, 2023 -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a digital health company transforming care with handheld, whole-body ultrasound, today announced financial results for the quarter ended March 31, 2023, and provided a business update.

Highlights

●	Reported total revenue of $15.5 million for the first quarter of 2023, flat to the first quarter ended March 31, 2022.
●	Received FDA clearance of our groundbreaking, AI-enabled Auto B-Line Counter, which can empower providers to assess abnormal lung conditions easier, faster, and with more confidence.
●	Initiated a multi-year roll out with High Quality Medical Education (“HQ Med Ed”), a nationally and internationally recognized Emergency Airway Management and point-of-care ultrasound (“POCUS”) organization based in Minnesota, to over 100 rural and critical access hospitals throughout the state, as part of a grant awarded to HQ Med Ed by the Helmsley Charitable Trust, aimed at improving access to exceptional medical treatment for all Minnesotans.
●	A seminal paper was published in the Journal of Veterinary Medical Education, which demonstrates the feasibility and benefits of implementing a self-driven POCUS program in large animal teaching hospitals, utilizing Butterfly iQ Vet.
●	Signed contracts with a large U.S. academic medical center to initiate clinical projects evaluating wide-scale deployment for clinical care and training initiatives that explore the use of Butterfly as a new standard of care for in-hospital patient management.
●	The ACC Published its Ultrasound Workbook, which was inspired by an innovation partnership with Butterfly, to enhance the adoption and utilization of POCUS by cardiologists. Three key areas are addressed including cardiac, lung, and vascular bedside ultrasound as well as the value POCUS can provide in enhancing routine bedside physical examination. Now the ACC joins a growing list of professional societies acknowledging and supporting the evolution of bedside assessment to include POCUS.

●	Signed a large new deployment in April with the largest medical school in the country to transform their care delivery across their medical school and health system.

Joe DeVivo, Butterfly’s Chairman and CEO commented, “I feel quite fortunate to join the family at Butterfly at such a critical time in its history. I want to thank Dr. Rothberg and the board for the opportunity and for the warm welcome I’ve received from the whole Butterfly team.”

“I’m excited to be a part of the disruption that will be caused by the democratization of medical imaging through a one-of-a-kind hardware enabled by AI tools. This technology will empower providers to help treat patients where they are,” Mr. DeVivo continued.

“Being a disrupter is never easy. It is always hard to predict the timing of customer and market adoption in the face of the massive opportunity it presents. I fully intend to lead Butterfly through this journey and capitalize on this market for our employees and investors.”

First Quarter 2023 Financial Results

First quarter total revenue of $15.5 million was flat from $15.6 million in the first quarter of 2022. Our U.S. direct sales channel saw a 15% increase led by software and other services as well as increases in our global health business. These increases were offset by lower eCommerce, International, and Vet.

Product revenue decreased 19.7% to $8.8 million from $11.0 million in the first quarter of 2022. Software and other services revenue increased 45.4% to $6.6 million from $4.6 million in the first quarter of 2022.

Gross profit for the first quarter was $9.1 million, compared to gross profit of $8.3 million in the first quarter of 2022. Total gross margin for the first quarter was 58.7%, compared to 53.6% in the first quarter of 2022. This increase was primarily due to a higher average selling price, in addition to product mix, reflecting a higher proportion of subscription revenues. Also contributing to the increased margin was higher manufacturing productivity and other efficiencies. Offsetting these benefits was higher amortization which reduced margin by 560 basis points.

Total operating expenses for the first quarter were $44.1 million, compared to $57.9 million in the first quarter of 2022, representing a decrease of 23.7% primarily due to previously announced RIFs effectuated in August 2022 and January 2023 as well as non-payroll spend rationalization across R&D, S&M, and G&A. Total operating expenses excluding stock-based compensation and Other expense for the first quarter were $33.5 million, compared to $48.9 million in the first quarter of 2022, representing a decrease of 31%.

Net loss for the first quarter was $33.5 million, compared to a net loss of $44.5 million in the first quarter of 2022. Adjusted EBITDA was a loss of $22.3 million for the first quarter, compared to a loss of $39.7 million in the first quarter of 2022.

Cash, cash equivalents, and restricted cash were $198 million as of March 31, 2023.

A reconciliation of adjusted EBITDA to net loss for the three months ended March 31, 2023 and 2022 is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call

A conference call to review the first quarter 2023 financial results and provide a business update is scheduled for May 11, 2023, at 8:30 am Eastern Time. Interested parties may access the conference call by dialing +1 (833) 470-1428 (U.S.) or a global dial-in number and referencing Access Code: 669966. Additionally, a link to a live webcast of the call will be available in the Investors section of Butterfly's website.

About Butterfly Network, Inc.

Founded by Dr. Jonathan Rothberg in 2011 and listed on the New York Stock Exchange through a business combination with Longview Acquisition Corp., Butterfly created the world's first handheld, single probe whole-body ultrasound system using semiconductor technology, the Butterfly iQ+. Butterfly's mission is to democratize medical imaging and contribute to the aspiration of global health equity, making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Through its proprietary Ultrasound-on-Chip™ technology, Butterfly is paving the way for earlier detection and remote management of health conditions around the world. The Butterfly iQ+ can be purchased online today by healthcare practitioners in the United States, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.

Butterfly iQ+ is a prescription device intended for trained healthcare professionals only.

Non-GAAP Financial Measures

In addition to providing financial measures based on generally accepted accounting principles in the United States of America (“GAAP”), the Company provides additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is adjusted EBITDA. The Company presents non-GAAP financial measures in order to assist readers of its condensed consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measures provide an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA is a key performance measure that the Company’s management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of the Company’s operating performance on a more consistent basis. The Company uses these performance measures for business planning purposes and forecasting. The Company believes that adjusted EBITDA enhances an investor’s understanding of the Company’s financial performance as it is useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted EBITDA alongside other financial performance measures prepared in accordance with GAAP, including net loss.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. In this press release, the Company has provided a reconciliation of adjusted EBITDA to net loss, the most directly comparable GAAP financial measures. A reconciliation of adjusted EBITDA to corresponding GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, variances in its supply chain, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to financial results, future performance, commercialization and plans to deploy our products and services, development of products and services, and the size and potential growth of current or future markets for its products and services. Forward-looking statements are based on the Company’s current beliefs and assumptions and on information currently available to the Company. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the ability to recognize the anticipated benefits of the business combination; the Company’s ability to grow and manage growth profitably; the success, cost, and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license, or acquire additional technology; the Company’s ability to maintain its existing license, manufacture, supply, and distribution agreements; manufacturing and supply of the  Company’s products; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements, and needs for additional financing; the Company’s financial performance; the Company’s ability to raise financing in the future; and other risks and uncertainties indicated from time to time in the Company’s most recent Annual Report on Form 10-K, as amended, or in subsequent filings that it makes with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. The Company does not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contacts:

Investors
Heather Getz
hgetz@butterflynetinc.com

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended March 31,
	2023	2022
Revenue:
Product	$8,848	$11,014
Software and other services	6,628	4,560
Total revenue	15,476	15,574
Cost of revenue:
Product	4,349	6,149
Software and other services	2,038	1,083
Total cost of revenue	6,387	7,232
Gross profit (loss)	9,089	8,342
Operating expenses:
Research and development	16,651	23,623
Sales and marketing	10,034	15,202
General and administrative	11,019	18,800
Other	6,432	250
Total operating expenses	44,136	57,875
Loss from operations	(35,047)	(49,533)
Interest income	1,784	10
Change in fair value of warrant liabilities	(207)	5,163
Other income (expense), net	17	(100)
Loss before provision for income taxes	(33,453)	(44,460)
Provision for income taxes	87	17
Net loss and comprehensive loss	$(33,540)	$(44,477)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.17)	$(0.22)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	202,565,877	199,000,258

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$193,808	$162,561
Marketable securities	—	75,250
Accounts receivable, net	13,475	14,685
Inventories	69,407	59,970
Current portion of vendor advances	32,922	35,182
Prepaid expenses and other current assets	12,912	9,489
Total current assets	322,524	357,137
Property and equipment, net	30,442	31,331
Operating lease assets	21,092	21,567
Other non-current assets	7,623	7,535
Total assets	$381,681	$417,570
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,429	$7,211
Deferred revenue, current	14,933	15,856
Accrued purchase commitments, current	531	2,146
Accrued expenses and other current liabilities	23,897	26,116
Total current liabilities	44,790	51,329
Deferred revenue, non-current	4,344	4,957
Warrant liabilities	5,576	5,370
Operating lease liabilities	29,440	29,966
Other non-current liabilities	1,384	588
Total liabilities	85,534	92,210
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at March 31, 2023 and December 31, 2022; 177,368,499 and 174,459,956 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	18	17
Class B common stock $.0001 par value; 27,000,000 shares authorized at March 31, 2023 and December 31, 2022; 26,426,937 shares issued and outstanding at March 31, 2023 and December 31, 2022	3	3
Additional paid-in capital	925,604	921,278
Accumulated deficit	(629,478)	(595,938)
Total stockholders’ equity	296,147	325,360
Total liabilities and stockholders’ equity	$381,681	$417,570

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(33,540)	$(44,477)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,111	839
Stock-based compensation expense	4,185	8,730
Change in fair value of warrant liabilities	207	(5,163)
Other	(708)	40
Changes in operating assets and liabilities:
Accounts receivable	1,077	(1,179)
Inventories	(9,437)	(12,111)
Prepaid expenses and other assets	(3,175)	(5,455)
Vendor advances	2,260	3,406
Accounts payable	(1,561)	(3,176)
Deferred revenue	(1,536)	1,084
Accrued purchase commitments	(1,615)	—
Change in operating lease assets and liabilities	175	622
Accrued expenses and other liabilities	(1,695)	2,606
Net cash used in operating activities	(43,252)	(54,234)

Cash flows from investing activities:
Purchases of marketable securities	(297)	—
Sales of marketable securities	76,484	—
Purchases of property and equipment, including capitalized software	(1,342)	(4,506)
Sales of property and equipment	10	—
Net cash provided by (used in) investing activities	74,855	(4,506)

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	—	651
Other financing activities	—	(101)
Net cash provided by financing activities	—	550
Net increase (decrease) in cash, cash equivalents and restricted cash	31,603	(58,190)
Cash, cash equivalents, and restricted cash, beginning of period	166,828	426,841
Cash, cash equivalents, and restricted cash, end of period	$198,431	$368,651

BUTTERFLY NETWORK, INC.

GROSS PROFIT AND GROSS MARGIN

(In thousands)

(Unaudited)

	Three months ended March 31,
	2023	2022
Revenue	$15,476	$15,574
Cost of revenue	6,387	7,232
Gross profit	$9,089	$8,342

Gross margin	58.7%	53.6%

Depreciation and amortization	$1,287	$426
% of revenue	8.3%	2.7%

BUTTERFLY NETWORK, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

		Three months ended March 31,
	Included on the condensed consolidated statements of operations and comprehensive loss as:	2023	2022
Net loss	Net loss	$(33,540)	$(44,477)
Interest income	Interest income	(1,784)	(10)
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	207	(5,163)
Other expense (income), net	Other income (expense), net	(17)	100
Provision for income taxes	Provision for income taxes	87	17
Stock-based compensation	Cost of revenue, R&D, S&M, and G&A	4,185	8,730
Depreciation and amortization	Cost of revenue, R&D, S&M, and G&A	2,111	839
Other	Other	6,432	250
Adjusted EBITDA		$(22,319)	$(39,714)